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                        MINERAL PROPERTY OPTION AGREEMENT


                  THIS AGREEMENT dated for reference July 31, 2004.


BETWEEN:

                  RICH RIVER EXPLORATION LTD., a company incorporated pursuant to the laws of British Columbia with an address at PO Box 131, Grindrod, British Columbia, V0E 1Y0;

                  CRAIG A. LYNES, of PO Box 131, Grindrod, British Columbia, V0E 1Y0;

                  (the "Optionors")

                                                              OF THE FIRST PART

AND:

                  BOSS MINERALS, INC., a company incorporated pursuant to the laws of the State of Nevada and having its head office at 400 - 318 Homer Street, Vancouver, British Columbia, V6B 2V2;

                  ("Boss")

                                                             OF THE SECOND PART

W H E R E A S :

A. Craig A. Lynes is the registered and Rich River Exploration Ltd. is the beneficial owner of a mineral property claim group comprising approximately 500 hectares located in the Kamloops Mining Division, British Columbia, known as the Mosquito King property, which claims are more particularly described in Schedule "A" attached hereto which forms a material part hereof (collectively, the "Claims");

B. The Optionors have agreed to grant to Boss the sole and exclusive right, privilege and option to explore the Claims together with the sole and exclusive right, privilege and option to purchase the Claims upon the terms and conditions hereinafter set forth;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:


1.                OPTIONORS' REPRESENTATIONS

1.1               The Optionors represent and warrant to Boss that:

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         (a)      Collectively, the Optionors are the registered  and beneficial owners of the Claims and hold the right to explore and develop the Claims;

         (b) The Optionors hold the Claims free and clear of all liens, charges and claims of others, and the Optionors have a free and unimpeded right of access to the Claims and have use of the Claims surface for the herein purposes;

         (c) The Claims have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of British Columbia and are in good standing in British Columbia as of the date of this Agreement;

         (d) There are no adverse claims or challenges against or to the Optionors' ownership of or title to any of the Claims nor to the knowledge of the Optionors is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof;

         (e) The Optionors have the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which either Optionor is a party or by which they are bound or to which they are subject; and

         (f) No proceedings are pending for, and each of the Optionors is unaware of any basis for, the institution of any proceedings which could lead to the placing of either Optionor in bankruptcy, or in any position similar to bankruptcy.


1.2 The representations and warranties of the Optionors set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which Boss has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claims by Boss.

2.                BOSS'S REPRESENTATIONS

                  Boss warrants and represents to the Optionors that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.                GRANT OF OPTION

                  The Optionors hereby give and grant to Boss the sole and exclusive right and option to acquire a l00% undivided right, title and interest in and to the Claims (the "Option"), subject to a 2% net smelter returns royalty reserved in favour of the Optionors, by performing the acts and deeds and paying the sums provided for in paragraph 4.

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4.                CONSIDERATION FOR THE GRANT OF OPTION

4.1 In order to keep the Option granted to Boss in respect of the Claims in good standing and in force and effect, Boss shall be obligated to:

                  Cash Payments
                  -------------

         (a) Pay to the Optionors a total of $33,000 in the following manner:

                  (i)      $3,000 by August 25, 2004;

                  (ii)     an additional $5,000 by August 15, 2005; and

                  (iii)    an additional $25,000 by August 15, 2006;

                  Property Payments and Assessment Work
                  -------------------------------------

         (b) Pay, or cause to be paid, to the Optionors, or on the Optionors' behalf as Boss may determine, all Claims payments and assessment work required to keep the Claims and this Option in good standing during the term of this Agreement.

4.2 Area of Influence. For the purpose of this Agreement, the area covered by the Claims shall include an area of influence surrounding the outer perimeter of the Claims to a maximum of three kilometres (the "Area of Influence") and all mineral concessions, interests or rights acquired, directly or indirectly, within the Area of Influence before or after the date of signing of this Agreement by the Optionors or Boss during the currency of this Agreement shall become part of this Agreement.

5.                COVENANTS OF BOSS

5.1 Boss shall perform all work on the Claims in a miner-like manner and shall comply with all laws, regulations and permitting requirements of Canada and the Province of British Columbia including compliance with all:

         (a)      environmental statutes, guidelines and regulations;

         (b)      work permit conditions for lakes and streams; and

         (c)      work restrictions relating to forest fire hazards.

6.                RIGHT TO ABANDON PROPERTY INTERESTS

                  Should Boss, in its sole discretion, determine that any part of the Claims no longer warrants further exploration and development, then Boss may abandon such interest or interests without affecting its rights or obligations under this Agreement, so long as Boss provides the Optionors with 30 days notice of its intention to do so. Upon receipt of such notice, the Optionors may request Boss to retransfer the title to such interest or interests to them, and Boss hereby agrees to do so, and upon expiry of the 30 days, or upon the earlier transfer thereof, such interests shall cease to be part of the Claims for the purposes of this Agreement.

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7.                TERMINATION OF OPTION

7.1 Subject to paragraph 7.2, the Option shall terminate if Boss fails to make the required cash payments or to complete required assessment work in accordance with paragraph 4.1 herein within the time periods specified therein.

7.2 If Boss shall be in default of any requirement set forth in paragraph 4.1 herein, the Optionors shall give written notice to Boss specifying the default and Boss shall not lose any rights granted under this Agreement, unless within 30 days after the giving of notice of default by the Optionors, Boss has failed to take reasonable steps to cure the default by the appropriate performance.

7.3 If the Option is terminated in accordance with paragraphs 7.1 and 7.2 herein, Boss shall have no interest in or to the Claims, and all expenditures and payments made by Boss to or on behalf of the Optionors under this Agreement shall be non-refundable by the Optionors for which Boss shall have no recourse.

8.                ACQUISITION OF INTERESTS IN THE PROPERTY

                  At such time as Boss has made all of the required cash payments in accordance with paragraph 4.1 herein, within the time periods specified therein, then the Option shall be deemed to have been exercised by Boss, and Boss shall have thereby, without any further act, acquired an undivided 100% interest in and to the Claims, subject to a 2% net smelter returns royalty in favour of the Optionors.

9.                RIGHT OF ENTRY

                  For so long as the Option continues in full force and effect, Boss, its employees, agents, permitted assigns and independent contractors shall have the right to:

         (a)      enter upon the Claims;

         (b)      incur expenditures;

         (c) bring upon and erect upon the Claims such mining facilities as Boss may consider advisable; and

         (d) remove from the Claims and sell or otherwise dispose of mineral products.

10.               NET SMELTER RETURNS ROYALTY

10.1 For the purposes of this Agreement, "net smelter returns" shall mean the net amount shown due by the smelter or other place of sale from the sale of mineral products, as indicated by its returns or settlement sheets, after payment of:

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                  (a)      all freight charges from the shipping point to the
                           smelter or other place of sale;

                  (b) all other proper treatment or other charges at such smelter or other place of sale; and

                  (c) provincial or federal royalties due and payable on production, if any.

10.2 For the purposes of paragraph 10, "commercial production" shall not include milling of ores for the purpose of testing or milling by a pilot plant or milling during an initial tune-up period of a plant.

10.3 On the date Boss commences commercial production on the Claims, the Optionors shall be entitled to receive and Boss shall pay to the Optionors 2% of net smelter returns, to a maximum of $500,000.

10.4 Boss shall be under no obligation whatsoever to place the Claims into commercial production and in the event they are placed into commercial production, Boss shall have the right, at any time, to curtail or suspend such production as it, in its absolute discretion, may determine.

10.5 Net smelter returns and the payments payable to the Optionors hereunder shall be adjusted and paid quarterly, and within 90 days after the end of each fiscal year during which the Claims were in commercial production, the records relating to the calculation of net smelter returns during that fiscal year shall be audited and any adjustments shall be made forthwith, and the audited statements shall be delivered to the Optionors who shall have 60 days after receipt of such statements to question in writing their accuracy and failing such question, the statements shall be deemed correct.

10.6 The Optionors or their representatives duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect those books and financial records of Boss which are relevant to the determination of net smelter returns, and, at the expense of the Optionors, to make copies thereof.

11.               OPERATOR

                  After the execution of this Agreement, Boss, or at Boss's option, its respective associate or nominee or such other unrelated entity as it may determine, will act as the operator of the Claims under this Agreement. Boss, if operator, may resign as the operator at any time by giving 30 calendar days prior written notice to the Optionors, and within such 30 day period, Boss may appoint another party who covenants to act as the operator of the Claims upon such terms as Boss sees fit.

12.               POWER AND AUTHORITY OF THE OPERATOR

                  After the execution of this Agreement, the Operator shall have full right, power and authority to do everything necessary or desirable in connection with the exploration and development of the Claims and to determine the manner of operation of the Claims as a mine.

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13.               REGISTRATION OF PROPERTY INTERESTS

                  Upon the request of Boss, the Optionors shall assist Boss to record this Agreement with the appropriate mining recorder and, when required, the Optionors shall further provide Boss with such recordable documents as Boss and its counsel shall require to record its due interest in respect of the Claims.

14.               FURTHER ASSURANCES

                  The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

15.               FORCE MAJEURE

                  If Boss is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of Boss, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and Boss, insofar as is possible, shall promptly give written notice to the Optionors of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Optionors as soon as such cause ceases to exist.

16.               CONFIDENTIAL INFORMATION

                  No information furnished by Boss to the Optionors hereunder in respect of the activities carried out on the Claims by Boss, or related to the sale of mineral products derived from the Claims, shall be published by the Optionors without the prior written consent of Boss, but such consent in respect of the reporting of factual data shall not be unreasonably withheld.

17.               ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

18.               NOTICE

18.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, or if mailed by registered mail in Canada, in the case of the Optionors addressed to them as follows:

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                  Rich River Exploration Ltd.
                  Craig A. Lynes
                  Box 131
                  Grindrod, British Columbia
                  V0E 1Y0

and in the case of Boss addressed as follows:

                  Boss Minerals, Inc..
                  Suite 400 - 318 Homer Street
                  Vancouver, British Columbia
                  V6B 2V2

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the third business day after the date of mailing thereof.

18.2 Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

19.               OPTION ONLY

                  Until the Option is exercised, this is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating Boss to do any acts or make any payments hereunder and any acts or payments made hereunder shall not be construed as obligating Boss to do any further acts or make any further payments.

20.               RELATIONSHIP OF PARTIES

                  Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

21.               TIME OF ESSENCE

                  Time shall be of the essence of this Agreement.

22.               TITLES

                  The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

23.               CURRENCY

                  All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.


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24.               SEVERABILITY

                  In the event that any of the paragraphs contained in this Agreement, or any portion of thereof, is unenforceable or is declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement and such unenforceable or invalid paragraph, or portion thereof, shall be severable from the remainder of the Agreement.

25.               APPLICABLE LAW

                  The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

26.               ENUREMENT

                  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.


RICH RIVER EXPLORATION LTD.                               BOSS MINERALS, INC.

per:                                                  By:/s/ Andrei Krioukov
----------------------                                -------------------------
Authorized Signatory                                  Andrei Krioukov
                                                      Authorized Signatory



By: /s/ Craig A. Lynes
----------------------
Craig A. Lynes

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                                  SCHEDULE "A"
                                 --------------

               TO THAT CERTAIN AGREEMENT MADE AS OF JULY 31, 2004
                      BETWEEN RICH RIVER EXPLORATION LTD.,
                     CRAIG A. LYNES AND BOSS MINERALS, INC.

The o mineral claims that constitute the Mosquito King claims are located in the Kamloops Mining Division, Province on British Columbia on Map Sheet 082M003. Specifics of the claims are as follows:

  Claim Tag Numbers      No. of Claims Units    Date of Staking   Tenure Number
 ------------------      -------------------    ---------------   -------------
       208529                     20             2002 / 11 / 17       398162